Exhibit 10.3

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

GEMINI MASTER FUND, LTD., Plaintiff, -against- AETHLON MEDICAL, INC., Defendant.	Index No. 652358/2012 STIPULATION OF DISMISSAL OF ACTION WITH PREJUDICE

IT IS HEREBY STIPULATED AND AGREED, by and among the parties to the above-captioned action by their undersigned attorneys of record, that pursuant to CPLR § 3217(a)(2), this action is hereby voluntarily discontinued with prejudice with each party to bear its own costs, no party hereto is an infant, incompetent person for whom a committee has been appointed or conservatee and no person not a party has an interest in the subject matter of the action.

Dated: February __, 2014	Dated: February __, 2014

FULBRIGHT & JAWORSKI LLP	OLSHAN FROME WOLOSKY LLP

By:	By:
Mark A. Robertson 666 Fifth Avenue New York, NY 10103 (212) 318-3304 mark.robertson@nortonrosefulbright.com	Thomas J. Fleming (TF4423) Park Avenue Tower 65 East 55th Street New York, New York 10022 (212) 451-2300

Attorneys for Defendant	Attorneys for Plaintiff